UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

COPART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
November 14, 2016
Dear Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Copart, Inc. to be held on Friday, December 16, 2016, at 8:00 a.m., Central time, at Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

•
To elect the eight nominees for director named in the proxy statement to hold office until our 2017 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•
To approve the amendment to and restatement of our 2007 Equity Incentive Plan, including amendments to increase the number of shares reserved under the plan from 12,000,000 shares to 16,000,000 and to extend the term of the plan through 2026;

•	To approve an amendment to our Certificate of Incorporation to remove the provision providing for cumulative voting by stockholders for the election of members of our Board;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2016;

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet. Returning the proxy card or voting electronically or telephonically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the annual meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2016 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2016 annual report are being distributed and made available on or about November 14, 2016 to all stockholders of record entitled to vote at the annual meeting.

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Time and Date		8:00 a.m., Central time, on Friday, December 16, 2016

Place		Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254

Items of Business	•	To elect the eight nominees for director named in this proxy statement to hold office until our 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified.
•
To approve the amendment to and restatement of our 2007 Equity Incentive Plan, including amendments to increase the number of shares reserved under the plan from 12,000,000 shares to 16,000,000 and to extend the term of the plan through 2026.

	•	To approve an amendment to our Certificate of Incorporation to remove the provision providing for cumulative voting by stockholders for the election of members of our Board.
	•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2016.
	•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017.
	•	To transact any other business that may properly come before the annual meeting.

Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 25, 2016.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.

Annual Report
Our 2016 annual report is enclosed with these materials as a separate booklet. You may also access our 2016 annual report by visiting https://materials.proxyvote.com/217204. Our 2016 annual report is not a part of the proxy solicitation materials.

Date of Mailing
This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2016 annual report are being distributed and made available on or about November 14, 2016 to all stockholders of record entitled to vote at the annual meeting.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2016: The notice of annual meeting, proxy statement, proxy card, and 2016 annual report are available by visiting https://materials.proxyvote.com/217204.

3

PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	1
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	8
Board of Directors Composition, Meetings, and Board Committees	8
Fiscal 2016 Board Meetings	8
Board Leadership Structure	8
Director Independence	8
Oversight of Risk Management	8
Board Committees	9
Compensation Committee Interlocks and Insider Participation	11
Considerations in Identifying and Evaluating Director Nominees	11
Director Nomination Process	11
Director Attendance at Annual Meetings	12
Stockholder Communications with our Board of Directors	12
COMPENSATION OF DIRECTORS	13
PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS	15
General	15
Nominees	15
Biographical Information	15
Required Vote	17
Recommendation of our Board of Directors	17
PROPOSAL NUMBER TWO — APPROVAL OF THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN, INCLUDING AMENDMENTS TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO EXTEND THE TERM OF THE PLAN THROUGH 2026	18
General	18
Reasons for Voting for the Amendment and Restatement of the 2007 Plan and the Number of Shares Reserved for Issuance Thereunder	19
Summary of the Amended 2007 Plan	20
Number of Awards Granted to Employees, Consultants, and Directors	23
Summary of U.S. Federal Income Tax Consequences	23
Required Vote	25
Recommendation of our Board of Directors	25
PROPOSAL NUMBER THREE — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS	26
General	26
Summary of Amendment to Eliminate Cumulative Voting	26
Background of Cumulative Voting	27
Comparison of Plurality Voting and Majority Voting Standard	27
Implementation of this Proposal Number Three	28
Required Vote	28
Recommendation of our Board of Directors	28
PROPOSAL NUMBER FOUR — ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION	29
Compensation Program and Philosophy	29
Required Vote	30

(i)

(ii)

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held December 16, 2016

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy card or voting by telephone or over the Internet. We have designated our Chief Executive Officer, A. Jayson Adair, and our Senior Vice President, General Counsel and Secretary, Gregory R. DePasquale, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Copart, Inc., a Delaware corporation, of proxies to be voted at our 2016 Annual Meeting of Stockholders (and at any adjournment or postponement of such meeting). The annual meeting will take place on Friday, December 16, 2016 at 8:00 a.m., Central time, at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. Directions to the annual meeting are included on page 57 of this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and 2016 annual report are being distributed and made available on or about November 14, 2016 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement as well as the proxy card and our 2016 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	To elect the eight nominees for director named in this proxy statement to hold office until our 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified;

•
To approve the amendment to and restatement of our 2007 Equity Incentive Plan, including amendments to increase the number of shares reserved under the plan from 12,000,000 shares to 16,000,000 and to extend the term of the plan through 2026;

•	To approve an amendment to our Certificate of Incorporation to remove the provision providing for cumulative voting by stockholders for the election of members of our Board;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2016, as set forth in this proxy statement; and

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017.

We will also transact any other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the eight nominees for director named in this proxy statement.

•	“FOR” the approval of the amendment to and restatement of our 2007 Equity Incentive Plan.

•	“FOR” the approval of the amendment to our Certificate of Incorporation.

•	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2016.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017.
Who is entitled to vote at the annual meeting?

Each share of our common stock issued and outstanding as of the close of business on October 25, 2016, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had [114,387,304] shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

Under our certificate of incorporation, in connection with the election of directors, each stockholder then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except with respect to these cumulative voting rights) such holder would be entitled to cast for the election of directors with respect to such stockholder’s shares of stock multiplied by the number of directors to be elected in the election in which such stockholder’s shares are entitled to vote, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit. We are seeking stockholder approval of an amendment to our certificate of incorporation to remove this provision in connection with elections of directors occurring after the 2016 annual meeting.  See Proposal Three.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by Copart. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

Many of our stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee, or nominee. You are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, or by writing Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 25, 2016, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 25, 2016. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 25, 2016, together with government-issued photo identification.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card, or, if you vote by telephone or by Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By mail

Please complete, sign, and date the proxy or voting instruction card and return it in the prepaid envelope at any time prior to the annual meeting. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

By telephone

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By Internet

You can vote via the Internet by following the instructions provided on your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four hours a day until 1:00 a.m., Central time, on December 16, 2016. If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

If you are a beneficial owner of shares, your broker, trustee or nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Gregory R. DePasquale, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee you must instruct the broker, trustee, or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee, your broker, trustee, or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Number Five), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal Number One), the vote on the amendment to and restatement of our 2007 Equity Incentive Plan (Proposal Number Two), the amendment to our Certificate of Incorporation (Proposal Three), or the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Four) without instructions from you, in which case a broker non-

vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal Number One), the vote on the amendment to and restatement of our 2007 Equity Incentive Plan (Proposal Number Two), the amendment to our Certificate of Incorporation (Proposal Three), and the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Four), to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Discretionary Voting
Proposal	Vote Required	Allowed?
Election of directors	Plurality of the votes cast	No

Amendment to and restatement of our 2007 Equity Incentive Plan	Majority of the votes cast	No

Amendment to our Certificate of Incorporation	Majority of outstanding shares	No

Advisory vote to approve executive compensation	Majority of the votes cast	No

Ratification of appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

The nominees receiving the highest number of affirmative “FOR” votes of the shares entitled to be voted at the annual meeting will be elected as directors. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Amendment to and Restatement of Our 2007 Equity Incentive Plan

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the amendment to and restatement of our 2007 Equity Incentive Plan. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Amendment to Our Certificate of Incorporation

Under Delaware law, to approve the amendment to our certificate of incorporation to remove the provision providing for cumulative voting by stockholders for the election of members of our Board, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" this proposal.

Advisory (Non-Binding) Vote on Approval of Executive Compensation

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2016. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Gregory R. DePasquale, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.
Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

Copart will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication, by our directors, officers, and employees. None of those directors, officers, or employees will receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the 2016 annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2016 annual report and/or proxy statement, you may write to or call our Investor Relations Department at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than July 6, 2017; provided, however, that in the event that we hold our 2017 annual meeting of stockholders more than thirty days from the one year anniversary date of the 2016 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2017 Annual Meeting

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2017 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than August 31, 2017, and

•	not later than the close of business on September 30, 2017.

In the event that we hold our 2017 annual meeting of stockholders more than thirty days before or after the one year anniversary date of the 2016 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2017 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluation Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition, Meetings, and Board Committees

Our board of directors is currently comprised of eight members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members, and eight directors are currently authorized.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected.

Fiscal 2016 Board Meetings

During fiscal 2016, our board of directors held eight meetings. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors, and 75% or more of the meetings held by the standing committees of our board of directors on which he served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

Director Independence

Of our incumbent directors, Messrs. Blunt, Cohan, Englander, Meeks, and Tryforos have each been determined by our board to be an “independent director” as that term is defined under the rules of The NASDAQ Stock Market LLC, or the NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family, and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

Oversight of Risk Management

The role of our board directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions and business conduct compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

During fiscal 2016 our board committees were comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	✓	—
Daniel J. Englander	✓	Chair	Chair
James E. Meeks	—	—	✓
Thomas N. Tryforos	—	✓	—
Beginning from September 28, 2016, our board committees are currently comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	✓	—
Daniel J. Englander	✓	Chair	✓
Thomas N. Tryforos	—	✓	Chair
Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, and (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of our audit committee are, among other things, to:

•	Oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•
Assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

•	Prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;

•	Provide our board with the result of its monitoring and any recommendations derived from such monitoring;

•	Provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention; and

•
Function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel. Our audit committee held five meetings during fiscal 2016.

Our audit committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Audit-Committee-Charter.

The audit committee currently consists of Steven D. Cohan, Daniel J. Englander and Matt Blunt. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors” as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has designated Mr. Cohan, the chairman of the committee, as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors, and consultants, including stock compensation and loans, and all bonus and stock compensation to all employees.

Our compensation committee held four meetings during fiscal 2016. Our compensation committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

The compensation committee currently consists of Daniel J. Englander, Thomas N. Tryforos, and Steven D. Cohan. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ listing rules and the rules of the SEC relating to compensation committee independence, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders and to develop and recommend to our board governance principles applicable to us.

Our nominating and governance committee held one meeting during fiscal 2016. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Nominating-and-Governance-Committee-Charter.

The nominating and governance committee consists of Thomas N. Tryforos, Daniel J. Englander, and Matt Blunt. Mr. Tryforos is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee is an “independent director” as contemplated by NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Englander, Tryforos, and Cohan during fiscal 2016. No member of our compensation committee was, at any time during fiscal 2016, an officer or employee of Copart or any of our subsidiaries. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2016 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process” below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•
Factors such as character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments, and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and governance committee considers diversity as one of many, but not dispositive, factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. Two of our directors attended our 2015 annual meeting of stockholders.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attention: General Counsel, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board and chief executive officer. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?”

COMPENSATION OF DIRECTORS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In connection therewith, our non-employee directors are eligible to receive cash and equity compensation. Each non-employee director receives an annual director’s fee of $70,000, payable in quarterly installments. Mr. Cohan, who serves as chairman of our audit committee, receives an additional annual fee of $10,000 for his services as chairman of our audit committee, payable in quarterly installments. In addition to cash compensation, pursuant to procedures previously adopted by our board of directors, each non-employee director (other than newly appointed non-employee directors) receives an annual option grant of 40,000 shares under our 2007 Equity Incentive Plan, as amended and restated (2007 Equity Incentive Plan), which grant takes place on the date of our annual meeting of stockholders each year. Newly appointed non-employee directors are awarded an initial grant of shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

From April 2009 to April 2014, Willis J. Johnson, our chairman, received no cash compensation in consideration of his services to Copart (other than a $1.00 annual payment). Instead, in April 2009, we granted Mr. Johnson (our chief executive officer at the time) an option to acquire shares of our common stock, vesting over five years. This option became fully vested in April 2014. In September 2014, our compensation committee reconsidered Mr. Johnson’s compensation as our executive chairman and approved annual cash compensation to Mr. Johnson of $70,000, payable in quarterly installments commencing in April 2014, for his services as executive chairman. Additionally, our compensation committee approved an annual option grant to Mr. Johnson of 40,000 shares under our 2007 Equity Incentive Plan, which grant takes place on the date of our annual meeting of stockholders each year. In his role as executive chairman, Mr. Johnson is also provided with (i) use of a company owned automobile and (ii) the following benefits, generally on the same basis provided to our other employees: health, dental, and vision insurance; dependent care; flexible spending account; short- and long-term disability insurance, accidental death and dismemberment insurance.

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our chairman of the board and our non-employee directors for the fiscal year ended July 31, 2016. The table excludes A. Jayson Adair, who is a named executive officer and does not receive any compensation for services provided as a director, and Vincent W. Mitz, who is an executive officer, other than a named executive officer, who does not receive any additional compensation for services provided as a director. See the section below entitled “Executive Compensation” for information about the compensation of Mr. Adair.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Totals ($)
Willis J. Johnson	70,000	379,440	3,600	(2)	453,040
Matt Blunt	70,000	379,440	—		449,440
Steven D. Cohan	80,000	379,440	—		459,440
Daniel J. Englander	70,000	379,440	—		449,440
James E. Meeks	70,000	379,440	—		449,440
Thomas N. Tryforos	70,000	379,440	—		449,440
____________________

(1)
Amounts shown represent the aggregate grant date fair values of the annual award of stock options granted in fiscal 2016 on the date of our 2015 annual stockholder meeting, which were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2016.

(2)	Includes $3,600 related to personal use of a company owned automobile.

As of July 31, 2016, the end of our 2016 fiscal year, the aggregate number of stock options outstanding for our executive chairman and each of our non-employee directors was as follows:

Name	Aggregate Number of Shares Underlying Options
Willis J. Johnson	4,480,000
Matt Blunt	135,000
Steven D. Cohan	200,000
Daniel J. Englander	320,000
James E. Meeks	280,000
Thomas N. Tryforos	160,000

Under procedures previously adopted by our board of directors, each non-employee member of our board of directors (other than newly appointed non-employee directors) and, under procedures adopted in September 2014 by the compensation committee of our board of directors, our executive chairman, receives an option grant of 40,000 shares of our common stock on the date of our annual stockholder meeting, at an exercise price per share equal to the closing price of our common stock on the NASDAQ on the date of grant. The stock options granted to our non-employee directors and to Mr. Johnson expire ten years from the date of grant (unless earlier terminated in accordance with the terms of the respective equity plan and related stock option agreement). On December 2, 2015, the date of our 2015 annual meeting of stockholders, each of Messrs. Johnson, Blunt, Cohan, Englander, Meeks, and Tryforos were granted options to purchase 40,000 shares of our common stock under our 2007 Equity Incentive Plan as part of their annual board compensation for fiscal 2016, at an exercise price of $39.25 per share, which was the closing price of our common stock on the NASDAQ on the date of grant. Fifty percent (50%) of the shares subject to each option vest twelve months from the date of grant and 1/24th of the total number of shares underlying each option vest each month thereafter, such that the options will be fully vested two years from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2017 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. Eight directors are currently authorized.

Nominees

Our nominating and governance committee has nominated the eight individuals listed below for election as directors. All of the nominees for election at the annual meeting are currently our directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the annual meeting. Accordingly, the eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our board of directors.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of October 25, 2016.

Name	Age	Position	Director Since
Willis J. Johnson	69	Chairman of the Board	1982
A. Jayson Adair	46	Chief Executive Officer and Director	1992
Matt Blunt	45	Director	2009
Steven D. Cohan	55	Director	2004
Daniel J. Englander	47	Director	2006
James E. Meeks	67	Director	1996
Vincent W. Mitz	53	President and Director	2011
Thomas N. Tryforos	57	Director	2012

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Since July 2015, Mr. Johnson has served as an executive officer and a director of Takl, Inc., a privately-held technology company.

Mr. Johnson has over thirty years of experience in owning and operating auto dismantling companies and has overseen our growth from a single salvage facility in California to over 175 salvage facilities and operations in 11 countries. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the Governor of the State of Missouri from 2005 to 2009. Prior to serving as the Governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as Governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior advisor to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Fiat Chrysler Automobiles N.V., Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the president of an automobile trade association, as the Governor of Missouri, a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan is a private investor and since 1997 has served as the chief executive officer and as a director of Loco Ventures, Inc., a privately held company that has operated various food manufacturing businesses in Northern California. In addition, since July 2015, Mr. Cohan has also served as an executive officer and a director of Takl, Inc., a privately-held technology company. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as our principal accounting officer and his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; he served as a director of Healthways, Inc., a well-being improvement company based Franklin, Tennessee for a portion of 2014; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage yard company. From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over thirty years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by us in 1995. At NER, Mr. Mitz held numerous positions, most recently as Vice President of Sales and Operations for NER’s New York region from 1990 to 1993 and Vice President of Sales & Marketing from 1993 to 1995.

With over thirty years of experience in the automotive auction industry, including over twenty years with Copart, Mr. Mitz’s understanding of our business, operations, and strategy enables him to provide significant insight into our business and operations.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an M.B.A. in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Required Vote

The eight director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the annual meeting, either in person or by proxy, will be elected as directors at the annual meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of each of the eight nominees listed above.
* * * * *

PROPOSAL NUMBER TWO

APPROVAL OF THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN, INCLUDING AMENDMENTS TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO EXTEND THE TERM OF THE PLAN THROUGH 2026

General

We are asking our stockholders to approve an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan, which we refer to as the 2007 Plan, to make the following amendments, which were previously approved by our board of directors on September 28, 2016, subject to stockholder approval at our 2016 Annual Meeting of Stockholders:

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Increase in the number of shares of our common stock reserved for issuance under the 2007 Plan by 4,000,000 shares. This amount is expected to cover our needs for the next several years based on historical grant practices; however, future circumstances and business needs may dictate a different result.

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Extend the term of the 2007 Plan through 2026. If our stockholders do not approve the amended and restated 2007 Plan (the “Amended 2007 Plan”), the current version of the 2007 Plan (the “Current 2007 Plan”) is scheduled to expire in 2017, unless terminated earlier by our board of directors or its designated committee.

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Add provisions that may require a participant to forfeit, return, or reimburse us for all or a portion of his or her award and any amounts paid under the award in order to comply with any clawback policy of ours or applicable laws.

We are also seeking to re-approve the material terms of the 2007 Plan to allow us the ability to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”). At our 2013 annual meeting of stockholders, our stockholders approved a similar menu of performance-based compensation measures. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable us the ability to grant awards under the Amended 2007 Plan that qualify as “performance-based” within the meaning of Section 162(m), the Amended 2007 Plan continues to limit the sizes of such awards as further described below. By approving the Amended 2007 Plan, the stockholders will be re-approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the Amended 2007 Plan and awards to be granted under the Amended 2007 Plan. If stockholders approve the Amended 2007 Plan, the Amended 2007 Plan’s administrator may (but is not required to) approve awards under the Amended 2007 Plan that qualify as “performance-based compensation” under Section 162(m). If stockholders do not approve the Amended 2007 Plan, our chief executive officer, chief financial officer, and three most highly compensated officers (other than the chief executive officer and the chief financial officer) would not be eligible to receive awards under the Current 2007 Plan.

Reasons for Voting for the Amendment and Restatement of the 2007 Plan and the Number of Shares Reserved for Issuance Thereunder

The Amendment and Restatement of the 2007 Plan Will Help Us to Continue Recruiting Service Providers

The board believes strongly that the amendment and restatement of the 2007 Plan is essential to our continued success. In particular, we believe that our employees are our most valuable assets and that the awards permitted under the 2007 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. As reflected in the “Compensation Philosophy and Program Design” below, equity-based incentive awards are a key component of our compensation philosophy because they align employee interests with stockholder interests and motivate our employees to achieve our goals. We believe that the use of equity-based incentive awards has been a material factor in the success of our compensation program to date, and if our stockholders approve the Amended 2007 Plan, we intend to continue the appropriate use of equity awards in the future.

Our 2007 Plan is scheduled to expire in November 2017 if stockholders do not approve the Amended 2007 Plan at the annual meeting. If the 2007 Plan expires, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in future years. This could significantly affect our plans for growth and adversely affect our ability to operate our business.

A Reasonable Number of Shares Will Be Added to the 2007 Plan

As of October 18, 2016, only 1,317,884 shares of our common stock were available for issuance under the 2007 Plan, which we have determined would be insufficient to meet our forecasted needs for the next several years as discussed in greater detail below. We believe that an additional 4,000,000 shares of our common stock is necessary for us to continue to offer a competitive equity-based incentive program for the next several years based on historical grant practices and forecasted needs. The board considered the following factors when determining the number of shares to be added to the 2007 Plan:

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Historical Grant Practices. The board considered the number of equity awards that we granted in the last three fiscal years. In fiscal years 2014, 2015, and 2016, we granted equity awards covering 1,536,923, 2,960,959, and 477,073 shares of our common stock, respectively, for a total of approximately 4,974,955 shares over that three-year period.

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Number of Shares Remaining under the 2007 Plan. As of October 18, 2016, the number of shares of our common stock that remained available for issuance under the 2007 Plan was 1,317,884 plus any shares subject to outstanding equity awards granted under our 2007 Plan that return to the 2007 Plan under the 2007 Plan’s terms. As of the same date, the total number of shares of our common stock covered by outstanding equity awards under the 2007 Plan was 6,401,534 shares, which consisted of (i) 6,380,421 shares subject to outstanding options (with a weighted average exercise price of $27.08 and a weighted term of 7.0 years), (ii) 21,113 shares subject to outstanding awards of restricted stock, (iii) 0 shares subject to outstanding awards of restricted stock units (“RSUs”), and (iv) 0 shares subject to outstanding awards of performance shares.

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Overhang. As of October 18, 2016, 6,380,421 shares were subject to outstanding equity awards under our 2007 Plan, and 1,317,884 shares were available for future awards under our 2007 Plan. The total of those two figures represents approximately 6.7% of the outstanding shares of our common stock as of the same date.

The Amendment and Restatement of the 2007 Plan Will Allow Us to Continue Fully Deducting Certain Performance-based Awards for Federal Income Tax Purposes

As discussed above, stockholder approval of the Amended 2007 Plan will allow the administrator to grant awards under the 2007 Plan that qualify as performance-based compensation under Section 162(m). However, the administrator is not required to structure equity awards to qualify as performance-based compensation under Section 162(m), and the Amended 2007 Plan gives the administrator the flexibility to grant equity awards that do not qualify as performance‑based compensation under Section 162(m).

The Amendment and Restatement of the 2007 Plan Adds Certain Forfeiture Provisions That Are Considered Compensation and Governance Best Practices

Each award granted under the Amended 2007 Plan will be subject to any clawback policy of ours, and the administrator may require a participant to forfeit, return, or reimburse us for all or a portion of the award and any amounts paid under the award in order to comply with such clawback policy or applicable laws.

Our executive officers and directors have an interest in the approval of the Amended 2007 Plan because they are eligible for awards under the Amended 2007 Plan.

Summary of the Amended 2007 Plan

The following is a summary of the principal features of the Amended 2007 Plan and its operation. The summary is qualified in its entirety by reference to the Amended 2007 Plan itself marked with deletions indicated by strike-outs and additions indicated by underlining to indicate the proposed amendments, attached as Annex A to this proxy statement.

The Amended 2007 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these (whether granted under the Current 2007 Plan or under the Amended 2007 Plan) is referred to individually as an “Award.” Those who will be eligible for Awards under the Amended 2007 Plan include employees, directors and consultants who provide services to the Company and its parent or subsidiaries. As of October 18, 2016, approximately 4,844 of our employees, directors and consultants were eligible to participate in the 2007 Plan.

Number of Shares of Common Stock Available Under the Amended 2007 Plan. If the stockholders approve the Amended 2007 Plan, the maximum aggregate number of shares that may be awarded and sold under the 2007 Plan will be increased to 16,000,000 shares. The shares may be authorized, but unissued, or reacquired common stock. As of October 18, 2016, 11,775,049 Awards have been granted under the 2007 Plan, 6,380,424 shares were subject to outstanding options, 21,113 shares were subject to outstanding restricted stock awards, no shares were subject to outstanding restricted stock units, no shares were subject to outstanding performance shares, and 1,317,884 shares were available for future grants.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the Amended 2007 Plan share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the share reserve is returned to the Amended 2007 Plan, the Amended 2007 Plan share reserve will be credited with two shares that will thereafter be available for issuance under the Amended 2007 Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Amended 2007 Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the exercised portion of the stock appreciation right will cease to be available under the Amended 2007 Plan. Shares that have actually been issued under the 2007 Plan under any Award will not be returned to the Amended 2007 Plan and will not become available for future distribution under the Amended 2007 Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Amended 2007 Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the Amended 2007 Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Amended 2007 Plan. No shares purchased by the Company with option or stock appreciation right exercise proceeds received by the Company will become available for issuance under the Amended 2007 Plan.

Effect of Certain Corporate Events. If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Amended 2007 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Amended 2007 Plan. The board, or our compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board (referred to as the “Administrator”), will administer the Amended 2007 Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) (so that the Company can receive a federal tax deduction for certain compensation paid under the Amended 2007 Plan). Subject to the terms of the Amended 2007 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Amended 2007 Plan), and to interpret the provisions of the Amended 2007 Plan and outstanding Awards. The Administrator may, with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Amended 2007 Plan. The Administrator determines the number of shares subject to each option, although the Amended 2007 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option covering up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the Amended 2007 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our (or any parent or subsidiary of ours) outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s (or any parent or subsidiary of ours) outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but for Awards of restricted stock intended to qualify as “performance based compensation” under Section 162(m), no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with the Company. During the vesting period, participants holding shares of restricted stock generally may exercise full voting rights and receive any dividends with respect to those shares, except any dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Amended 2007 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but for restricted stock units intended to qualify as “performance based compensation” under Section 162(m), no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment to the Company.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Amended 2007 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Amended 2007 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. For performance units and performance shares intended to qualify as “performance based compensation” under Section 162(m), during any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Amended 2007 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement including: earnings per share, operating cash flow, operating income, profit after-tax, profit before-tax, return on assets, return on equity, return on sales, revenue, and total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be measured in absolute terms, in a combination with another performance goal(s), in relative terms (such as against a peer group or index), on a per share basis, against the performance of the Company as a whole or a segment of the Company, and/or on a pre-tax or after-tax basis.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards. Awards granted under the Amended 2007 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a merger or change in control of the Company, each outstanding Award will be treated as the Administrator determines, including that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Amended 2007 Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Amended 2007 Plan, except that stockholder approval will be required for any amendment to the Amended 2007 Plan to the extent required by any applicable laws. No amendment, alteration, suspension, or termination of the Amended 2007 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Amended 2007 Plan will terminate ten years from the date of our 2016 Annual Meeting of Stockholders, unless the board terminates it earlier.

Non-Employee Director Award Limitations. The Amended 2007 Plan limits the number of shares subject to Awards issued to a non-employee director in any fiscal year to 200,000 (increasing to 250,000 in the first fiscal year an individual serves as a non-employee director). Any Awards granted to an individual while he or she was an employee or consultant but not a non-employee director will not count for purposes of this limitation. The board will adjust these share limitations in the event of any adjustment to the Company’s shares discussed above (under “Effect of Certain Corporate Events”).

Forfeiture Events. The Administrator may provide in an Award agreement that the participant’s rights, payments, and benefits with respect to such Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events. In addition, all Awards granted under the Amended 2007 Plan will be subject to reduction, cancellation, forfeiture, or recoupment rights in favor of us under any clawback policy of ours. The Administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of his or her Award and any amounts paid thereunder pursuant to the terms of the clawback policy or as necessary or appropriate to comply with applicable laws.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the Amended 2007 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth the aggregate number of shares of common stock subject to options granted under the 2007 Plan during the last fiscal year, and the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
A. Jayson Adair, Chief Executive Officer	__	__
Jeffrey Liaw, Senior Vice President, Chief Financial Officer	50,000	$37.67
William E. Franklin, Executive Vice President, U.S. Operations and Shared Services	__	__
Vikrant Bhatia, Executive Vice President, Strategic Initiatives	70,000	$37.05
Rama Prasad, Senior Vice President, Chief Technology Officer	__	__
All executive officers, as a group	120,000	$37.31
All directors who are not executive officers, as a group	240,000	$39.25
All employees who are not executive officers, as a group	72,000	$39.24

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended 2007 Plan. The summary is based on existing U.S. laws and regulations as of the record date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock Award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an Award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit Award. Upon the settlement of such Awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A. Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”) provide certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended 2007 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an Award under the Amended 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the Amended 2007 Plan and its material terms, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The Amended 2007 Plan has been designed to permit (but not require) the Administrator to grant Awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2007 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Required Vote

The approval of the Amended 2007 Plan and the number of shares reserved for issuance thereunder requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the adoption of the approval of the Amended 2007 Plan and the number of shares reserved for issuance thereunder as disclosed in this proxy statement.

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PROPOSAL NUMBER THREE

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS

General

At its September 28, 2016 meeting, our Board approved and recommended that our stockholders approve an amendment to our Certificate of Incorporation to eliminate cumulative voting in the election of directors. In this proxy statement, we refer to the amendment as the “Cumulative Voting Charter Amendment.” Subject to stockholder approval of the Cumulative Voting Charter Amendment, our Board also conditionally adopted amendments to our bylaws, corporate governance policies, and the charter of our nominating and governance committee to implement a majority voting standard in uncontested director elections. The majority voting standard is discussed in greater detail in this proxy statement proposal. In addition, we have attached as Annex B to this proxy statement the proposed certificate of amendment to our Certificate of Incorporation to effect the Cumulative Voting Charter Amendment and as Annex C to this proxy statement the proposed amendment to our Bylaws to implement the majority voting standard marked with deletions indicated by strike-outs and additions indicated by underlining to indicate the proposed amendments.

Our board of directors approved the Cumulative Voting Charter Amendment and a majority voting standard in uncontested elections following its review and consideration of our governance structures and policies, including various terms of our Certificate of Incorporation and Bylaws. In making its determinations, our Board concluded that establishing representational fairness in the election of directors should be an objective of our governance structures and policies. The Board further concluded that cumulative voting is incompatible with representational fairness because it empowers a minority of stockholders to elect a director to the possible detriment of the majority of our stockholders. In addition, the Board concluded that the cumulative voting standard incorporated in our Certificate of Incorporation is fundamentally inconsistent with a majority voting standard. Accordingly, the Board made our implementation of a majority voting standard in uncontested elections contingent on stockholder approval of the Cumulative Voting Charter Amendment.

Summary of Amendment to Eliminate Cumulative Voting

Our Certificate of Incorporation currently provides that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors being elected multiplied by the number of shares he or she holds. Each stockholder may give one candidate all the votes the stockholder is entitled to cast or may distribute his or her votes among as many candidates as the stockholder chooses.

Under Delaware law, stockholders do not have the right to vote their shares cumulatively in any election of directors unless a company's certificate of incorporation grants such a right. Based on available data, we believe that cumulative voting rights do not apply for stockholders at a substantial majority (more than ninety percent (90%)) of the companies comprising the S&P 500, S&P 400, Russell 1000, and Russell 3000 stock indices. We are a component of each of the foregoing indices other than the S&P 500. Our Certificate of Incorporation provides for cumulative voting principally because we were previously incorporated in California, where applicable state corporate law requires cumulative voting. At the time of the reincorporation in 2012, we generally preserved, with limited exceptions, the governance structures that applied to us previously as a California corporation.

Under the proposed Cumulative Voting Charter Amendment, Article IX of our Certificate of Incorporation, which implements cumulative voting, would be deleted. As a result, beginning at our 2017 annual meeting of stockholders, each stockholder would be entitled to one vote for each share held in the election of directors. The Cumulative Voting Charter Amendment will not affect cumulative voting rights for directors at the 2016 annual meeting.

Article IX of our Certificate of Incorporation would be deleted as provided in the proposed Certificate of Amendment to our Certificate of Incorporation as set forth in Annex B.

Background of Cumulative Voting

Cumulative voting allows stockholders to “cumulate” their votes in an effort to concentrate the voting power of individual shares in favor of specific director nominees. In a cumulative voting system, stockholders are entitled to one vote per share multiplied by the number of directors to be elected. For example, a stockholder with 100 shares in an election for 8 board of directors seats would have a total of 800 votes. That stockholder could vote all 800 votes in favor of a single candidate or distribute them among candidates as the stockholder chooses. In the case of an eight-member board of directors, by cumulating votes for a single candidate, a stockholder or group of stockholders holding only 11.2% of a company’s outstanding shares can be assured of electing one director even if no other stockholders support that director. Further, a director elected through cumulative voting may be focused on the special interests or agenda of holders of a minority of our shares rather than on the broad interests of all of our stockholders. Because of the disproportionate amount of voting power it potentially provides to a minority of the company’s stockholders, the Board believes that a cumulative voting scheme is inconsistent with the adoption of a majority voting standard and not in the best interest of the stockholders.

Comparison of Plurality Voting and a Majority Voting Standard

Under Delaware corporate law, unless a company’s certificate of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes present and voting at the stockholders’ meeting. In a director election using a plurality standard, stockholders may vote (or give a proxy or instructions to vote) their shares “for” candidates, or they may “withhold” (or give a proxy or instructions to “withhold”) votes from candidates. When votes are “withheld,” shares are not voted “for” the candidates in question, but the “withhold” is also not treated as a vote cast against the candidate. Candidates who receive the most “for” votes are elected to the available seats on the board of directors, regardless of the opposition reflected by “withheld” votes and regardless of whether the number of “withheld” votes exceeds the number of “for” votes.

Under a majority voting standard, stockholders may vote (or give a proxy or instructions to vote) “for” or “against” candidates. To be elected under a majority standard, a candidate must receive more votes “for” than “against.”

On September 28, 2016, our Board amended our Bylaws to require that a nominee in an uncontested election receive a majority of the votes cast in order to be elected to our Board. The effectiveness of the bylaw amendment is contingent upon our stockholders approving the Cumulative Voting Charter Amendment. The Bylaws amendment to implement a majority voting standard would retain the plurality standard in contested director elections in which there are more candidates than available seats.

Under the proposed amendments to the Bylaws and our Certificate of Incorporation, as well as the corresponding amendments to our corporate governance guidelines, our directors are required to tender a contingent resignation upon their nomination for re-election to our Board. This contingent resignation only takes effect if (i) the director does not receive more “for” votes than “against” votes at our annual meeting of stockholders, and (ii) the Board accepts the resignation. Prior to the Board’s determination of whether to accept such resignation, our nominating and governance committee shall recommend to the Board whether to accept or reject such resignation, or take other action, in the event that the director at issue does not receive more “for” votes than “against” votes at our annual meeting of stockholders. It is expected that under our Corporate Governance Principles the director whose resignation is under consideration will abstain from participating in any decision regarding that resignation.

The contingent resignation process also addresses a legal issue relating to “holdover directors.” Under Delaware law and our Certificate of Incorporation, each director is elected for a one-year term and until his or her successor is elected and qualified. As a result, it is possible that an incumbent director who fails to be reelected by a majority of votes cast, but who is not replaced by a successor, would nevertheless remain on the board of directors as a “holdover director” until his or her successor is elected and qualified. As permitted by recent amendments to the Delaware corporation law, our Board has amended our corporate governance guidelines to require “advance contingent resignations” from all director nominees, in part to address the issue of holdover directors.

Implementation of this Proposal Number Three
Amendment to Our Certificate of Incorporation
Article IX of our Certificate of Incorporation currently states:
“ARTICLE IX
At any election of directors of the corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Article IX as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected in the election in which such holder’s class or series of shares is entitled to vote, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.”
If this Proposal Number Three is approved by stockholders, Article IX of our Certificate of Incorporation will be amended to state:
“ARTICLE IX
Reserved.”

Required Vote

The approval of the amendment to our Certificate of Incorporation to eliminate cumulative voting requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. You may vote "FOR", "AGAINST", or "ABSTAIN" on this proposal. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the adoption of the approval of the amendment to our Certificate of Incorporation to eliminate cumulative voting as disclosed in this proxy statement.

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PROPOSAL NUMBER FOUR

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

This year we are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2016 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the advisory vote on the approval of execution compensation at least once every three years.

Our compensation for our named executive officers has been supported by a majority of the votes cast by our stockholders since proxy voting on named executive officer compensation began in 2011. However, the support of our stockholders for our executive compensation program declined from approximately 98% of the votes cast by our stockholders at our 2013 annual meeting to approximately 60% of the votes cast by our stockholders at our 2014 annual meeting. While this represented an approval of our executive compensation program, we were concerned by the significant decrease in the percentage approval from the prior year. In response to the decrease in stockholder support, Mr. Adair proposed that our compensation committee approve an amendment to each of his and Mr. Mitz’s stand-alone stock option award agreements dated December 16, 2013 (referred to as the Stock Option Agreements). The amendment removed the provision in the Stock Option Agreements providing at times prior to a “change in control” (as defined in the Stock Option Agreements) for the immediate vesting in full of the underlying option upon an involuntary termination of Mr. Adair or Mr. Mitz, as applicable, without “cause” (as defined in the Stock Option Agreements). As a result, the vesting of Mr. Adair’s and Mr. Mitz’s stock option awards will not accelerate (either in part or in full) if either or both of them were terminated without “cause” prior to a “change in control.” The compensation committee approved the amendment to Mr. Adair’s and Mr. Mitz’s agreements as a means to mitigate conditions under the Stock Option Agreements that could lead to a pay-for-failure scenario for either Mr. Adair or Mr. Mitz. On June 2, 2015, each of Mr. Adair and Mr. Mitz entered into amended and restated stand-alone stock option agreements reflecting such amendment. Subsequently, the support of our stockholders for our executive compensation program increased from approximately 60% of the votes cast by our stockholders at our 2014 annual meeting, to approximately 82% of the votes cast by our stockholders at our 2015 annual meeting.

At our 2011 annual meeting of stockholders, we asked our stockholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two, or three years, with our board of directors recommending an annual advisory vote. Because our board of directors views it as a good corporate governance practice, and because more than 92% of the votes cast were in favor of an annual advisory vote, we are again asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

Compensation Program and Philosophy

Our executive compensation program is designed to:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2016 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2016 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2016. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL NUMBER FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2017. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Required Vote

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017.

* * * * *

Auditor Fees and Services

The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2016 and 2015. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2016 and 2015:

	Fiscal Year	Fiscal Year
Nature of Service	2016	2015
Audit Fees (1)	$1,840,000	$1,815,800
Audit-Related Fees (2)	$47,600	$169,900
Tax Fees (3)	$688,600	$307,300
All Other Fees (4)	$2,000	$2,000
Total Fees	$2,578,200	$2,295,000
____________________

(1)
    Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
    Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)
    Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs, and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan, Englander, and Blunt. The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with management and the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from us and our management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that our board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal year 2016, and that Ernst & Young LLP be appointed as our independent registered public accounting firm for the fiscal year ending July 31, 2017.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman)
Daniel J. Englander
Matt Blunt

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of October 25, 2016 were as follows:

Name	Age	Position
Willis J. Johnson	69	Chairman of the Board
A. Jayson Adair	46	Chief Executive Officer and Director
Vincent W. Mitz	53	President and Director
William E. Franklin	60	Executive Vice President, U.S. Operations and Shared Services
Vikrant Bhatia	39	Executive Vice President, Strategic Initiatives
Rama Prasad	56	Senior Vice President, Chief Technology Officer
Jeffrey Liaw	39	Senior Vice President, Chief Financial Officer

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Since July 2015, Mr. Johnson has served as an executive officer and a director of Takl, Inc., a privately-held technology company.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by Copart in 1995. At NER, Mr. Mitz held numerous positions, most recently as vice president of sales and operations for NER’s New York region from 1990 to 1993 and vice president of sales & marketing from 1993 to 1995.

William E. Franklin has served as our executive vice president, U.S. operations and shared services since March 2014. From March 2014 until January 2016, Mr. Franklin served as our executive vice president and chief financial officer. From March 2004 until March 2014, Mr. Franklin served as our senior vice president and chief financial officer. Mr. Franklin has over 30 years of international finance and executive management experience. From October 2001 to March 2004, Mr. Franklin served as the chief financial officer of Ptek Holdings, Inc., an international telecommunications company. Prior to that he was the president and chief executive officer of Clifford Electronics, an international consumer electronics company. Mr. Franklin received an M.B.A. from the University of Southern California and a B.S. in finance from California State University, Bakersfield. Mr. Franklin is a certified public accountant.

Vikrant Bhatia has served as our executive vice president, strategic initiatives since January 2016. From December 2014 to January 2016, Mr. Bhatia served as our senior vice president, strategic initiatives. Mr. Bhatia previously worked with the Boston Consulting Group (BCG), a management consulting firm, from 1998 to 2001 and from 2003 to 2014, most recently as a Partner and Managing Director. At BCG, Mr. Bhatia’s clients included public and private organizations, for profit and non-profit, across a number of industries. He primarily consulted with his clients on topics of growth strategy, process optimization, corporate development, and organizational effectiveness. Mr. Bhatia received an M.B.A. from Stanford University, and a B.S. in commerce from the University of Virginia.

Rama Prasad has served as our senior vice president and chief technology officer since August 2014 where he is responsible for all functions within information technology, including architecture, application development, infrastructure, and operational support. From June 2010 to August 2014, Mr. Prasad served as senior vice president and chief information officer of Gogo Inc., an inflight entertainment and communications company. From 2009 to 2010, Mr. Prasad was the senior director – application development and maintenance for United States Cellular Corporation, a provider of wireless products and services. From 2006 to 2008, he served as the vice president of IT for Hewitt Associates, a provider of management consulting services acquired by Aon Corporation in 2010, and from 2003 to 2006 he served as the vice president – IT for Orbitz Worldwide, Inc., an Internet travel-booking website.

Mr. Prasad received an M.B.A. from Rockhurst University, an M.S. in computer science from the University of Missouri, and a B.S. in engineering from Osmania University, Hyderabad, India.

Jeffrey Liaw has served as our chief financial officer since January 4, 2016. Mr. Liaw has served as the Chief Financial Officer of FleetPride, Inc., a privately held company that distributes truck and trailer parts nationwide, since January 2013. From August 2005 to December 2012, Mr. Liaw was a principal of TPG Capital Management, L.P., a private equity firm. Mr. Liaw earned his B.A. and B.B.A. from the University of Texas in 1999, and he earned his M.B.A. from Harvard University in 2005. He currently serves as a director and as the audit committee chairman for Armstrong Flooring Incorporated.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties that may cause our actual results to differ materially from those anticipated by forward-looking statements. These forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2016 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation programs, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of fiscal 2016 compensation of our named executive officers in the Fiscal Year 2016 Summary Compensation Table. For fiscal 2016, our named executive officers determined in accordance with the rules of the Securities and Exchange Commission consisted of (i) our chief executive officer, (ii) our chief financial officer, and (iii) our three most highly compensated executive officers other than our chief executive officer and chief financial officer, each of whom was serving as an executive officer on July 31, 2016, the end of our 2016 fiscal year. For fiscal 2016, our named executive officers were A. Jayson Adair, our chief executive officer; Jeffrey Liaw, our senior vice president and chief financial officer; William E. Franklin, our executive vice president, U.S. operations and shared services; Vikrant Bhatia, our executive vice president, strategic initiatives; and Rama Prasad, our senior vice president and chief technology officer.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable and that it serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

•	Participates in the continuing development of and reviews and approves changes in our compensation policies;

•	Reviews and approves each element of executive compensation, taking into consideration management recommendations; and

•	Administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

In addition, the charter of our compensation committee provides that our compensation committee may form and delegate authority to subcommittees when appropriate.

Our compensation committee consisted of Messrs. Cohan, Englander, and Tryforos during fiscal 2016. Mr. Englander serves as the chair of our compensation committee. Our board of directors has determined that each of the foregoing members of the compensation committee was and is an independent director under NASDAQ rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

Role of Management in Compensation Process

Our chief executive officer, president, chief financial officer, and human resources department support our compensation committee’s work by providing our compensation committee with information related to our financial plans, performance assessments of our executive officers, and other personnel-related data.

Each executive officer participates in our annual goal-setting and performance measurement process applicable to all employees. As part of this annual process, each executive officer proposes qualitative, individual goals and objectives for the coming fiscal year that are intended to promote continuing organizational and process improvements and to contribute to our operating results and financial condition. These proposed goals are then reviewed with each executive officer and are subsequently approved following that review by our chief executive officer and our president. Our compensation committee does not participate in the setting of qualitative goals and objectives for our executive officers. Each officer’s goals are specifically tailored to his function and may vary from year to year. Our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. Assessment of individual performance may include objective criteria, such as the execution of projects in a timely manner, but is largely subjective.

Following the end of each fiscal year and after the completion of the performance measurement process described above, our chief executive officer makes recommendations to our compensation committee with respect to all elements of compensation for each of our executive officers other than himself. While we review all elements of compensation on an annual basis (i.e., base salary, cash incentive, and equity), we do not operate on a specific compensation calendar under which we would be expected to make adjustments to each element on a cyclical annual basis. For example, we may make equity incentive awards to individual officers only every two or three years but may also approve awards in consecutive years. Our chief executive officer makes recommendations with respect to any adjustments based on numerous quantitative and qualitative factors that may vary from officer to officer. Factors such as recent corporate performance, individual performance relative to assigned responsibilities and objectives, and our assessment of competitive and retention considerations may influence our chief executive officer's recommendations with respect to our senior management team. Following receipt of these recommendations, our compensation committee discusses them first with the chief executive officer present and then in executive session without members of management present. Members of management do not participate in final determinations of their own compensation. Our compensation committee is solely responsible for the final approval of all forms of executive compensation. While the committee considers the recommendations of management, in particular Mr. Adair as they relate to our senior management team, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. Our compensation committee has neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

•	Attract and retain senior executive management;

•	Motivate their performance toward corporate objectives; and

•	Align their long-term interests with those of our stockholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our stockholders.

As further described below, compensation for our executive officers has historically consisted of four main elements: base salary, cash bonus, equity-based incentive awards, and benefits and perquisites. Since fiscal 2009, Mr. Adair has agreed to forego cash compensation in favor of an all-equity compensation program together with participation in employee benefit plans and certain perquisites described in the Summary Compensation Table. Other than Mr. Adair’s all-equity program, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation for our executive officers. Our compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. We consider “performance-based” compensation to be the portion of an executive’s total compensation that is determined based on the executive’s individual contribution to our strategic goals and operating results, as in the case of discretionary cash bonuses and equity awarded in recognition of individual performance. As discussed below, Mr. Adair’s compensation program is entirely performance based as his ability to realize any material compensation from us during the ten year period from April 2009 to April 2019 depends on the market price performance of our common stock. Our other executive officers also participate in our equity compensation programs, and we have typically paid discretionary cash bonuses based principally on the recommendation of our chief executive officer and largely subjective reviews by our compensation committee of corporate and individual performance.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative, as well as subjective, factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of our size and operating budgets; the increasing geographic and operational scope of our business; the specific responsibilities of the individual officer; and the committee’s assessment of the performance of the individual officer.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses, and additional equity incentive awards annually after the end of each fiscal year based on a review of our financial performance during the prior fiscal year as measured against the operating plan approved by the board of directors for the applicable fiscal year; the committee’s quantitative assessment of corporate performance and its qualitative assessment of each individual officer’s contribution toward corporate performance; and the recommendations of our chief executive officer. Although the committee has historically not identified specific financial performance targets, its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. Our compensation committee does not take a formulaic approach to setting compensation for our executive officers but does consider whether we met or exceeded our operating plan for a particular fiscal year when making its determinations of appropriate levels of compensation for our executive officers. The committee also reviews subjective factors such as the growth in the scope of our operations, our performance in effectively integrating acquisitions, and our performance in implementing key corporate strategic initiatives.

Our compensation committee believes that our historic levels of executive compensation have been reasonable and appropriate in light of the size of our business, both financially and operationally, the substantial contribution of our long-tenured executive team in contributing to our historical growth, and the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience.

Response to 2015 Advisory Stockholder Vote on Executive Compensation

We value the opinions of our stockholders, and, as noted above, our compensation committee considers whether our executive compensation serves the best interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation, the compensation committee considered the results of our 2015 say-on-pay vote. At our 2015 annual meeting of stockholders, approximately 82% of the votes cast on the say-on-pay proposal were in favor of the executive compensation of our named executive officers described in last year’s proxy statement.

All Equity Compensation Program for Mr. Adair and Mr. Mitz

At the beginning of fiscal 2014, Mr. Adair, our chief executive officer, and Mr. Mitz, our president, presented our compensation committee with a proposal to grant to each of them a sizable stock option in lieu of cash and additional equity. Mr. Adair and Mr. Mitz agreed to forego all salary and bonus compensation, other than $1.00 per year, in exchange for such stock option grant. With respect to Mr. Adair, this proposal continued the all-equity compensation program that he proposed and our stockholders approved in fiscal 2009. In addition to agreeing to forego any cash compensation in excess of $1.00, Mr. Adair and Mr. Mitz also agreed to forego any additional equity incentive awards until the newly granted options are fully vested. Our compensation committee believed the proposal demonstrated an extraordinary commitment by Mr. Adair and Mr. Mitz to continue to grow our business and increase our stockholder value as well as their strong belief in our business model and future prospects. Finally, our compensation committee believed these stock options serve to align the individual interests of Mr. Adair and Mr. Mitz with those of our stockholders to the maximum extent possible.

Following extensive analysis and discussions among our compensation committee members, our compensation committee met and approved a stock option in lieu of cash or additional equity compensation program for Mr. Adair and Mr. Mitz on October 2, 2013. Specifically, subject to stockholder approval, our compensation committee and board of directors, excluding Mr. Adair and Mr. Mitz, approved the grant of a non-qualified stock option to each of Mr. Adair and Mr. Mitz on the following terms:

Number of Shares Subject to Option	2,000,000 shares of our common stock for Mr. Adair. 1,500,000 shares of our common stock for Mr. Mitz.

Exercise Price	Equal to the closing price of our common stock in trading on the NASDAQ on the date of grant.

Vesting
Mr. Adair: twenty percent (20%) of the shares become exercisable on April 15, 2015; the balance of the shares become exercisable on a monthly basis over forty-eight months at the rate of 33,333 shares per month.

Mr. Mitz: twenty percent (20%) of the shares become exercisable on the first anniversary of the date of grant; the balance of the shares become exercisable on a monthly basis over forty-eight months at the rate of 24,999 shares per month.

Vesting Acceleration Triggers
Upon a termination of the officer’s employment by us without cause (as defined) before or following a change in control or resignation for good reason (as defined) following a change in control, the option would become fully vested.

As discussed below in this section, this provision was amended in June 2015 to remove the provision allowing for vesting upon a termination of the officer’s employment without cause before a change in control.

Option Term
Ten years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for cause at any time, to the extent vested, within twelve (12) months of the date of termination.

On December 16, 2013, our stockholders (with Mr. Adair and Mr. Mitz abstaining from the vote) approved the equity grants for Mr. Adair and Mr. Mitz described above. Mr. Adair was granted an option to purchase 2,000,000 shares of our common stock, and Mr. Mitz was granted an option to purchase 1,500,000 shares of our common stock, each on the terms and conditions set forth above with an exercise price of $35.62 per share, which equaled the fair market value of our common stock on the date of grant. As a result, neither Mr. Adair nor Mr. Mitz is eligible to be considered for any additional compensation other than their salaries of $1.00 per year and appropriate benefits and perquisites during the five year vesting term of their respective stock options.

On June 2, 2015, following a recommendation from Mr. Adair, our compensation committee amended the Stock Option Agreements for each of Mr. Adair and Mr. Mitz, to remove the provision permitting the acceleration of the shares underlying the stock option in the event such officer is terminated without cause before a change in control.

Principal Components of Executive Compensation

The following discussion outlines the principal elements of executive compensation for our named executive officers other than Mr. Adair.

Base Salary

We pay an annual base salary to each of our executive officers (other than Mr. Adair) in order to provide them with a fixed rate of cash compensation during the year. Base salary for our executive officers reflects the scope of their respective responsibilities, seniority, and competitive market factors. Salary adjustments are determined by our compensation committee, generally following its review of recommendations from the chief executive officer. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements, and the committee’s assessment of individual performance. As noted previously, we do not adjust base salaries on a fixed annual cycle, and the timing of base salary adjustments may depend on a number of factors that vary among individual executives.

Fiscal 2016 Base Salary. In October 2015, following the end of our 2015 fiscal year and based in part on the recommendation of Mr. Adair and an assessment of base salary levels, our compensation committee increased Mr. Franklin’s base salary by 12.5%. The relatively larger increase in Mr. Franklin’s base salary as compared to our other named executive officers was in recognition of his successful assumption of expanded responsibilities associated with his promotion to Executive Vice President in April 2014, including assuming oversight for all United States operations and worldwide shared services and his performance relative to those responsibilities, specifically, growth in revenue and reductions in general and administrative and yard and fleet expenses. Mr.

Franklin’s base salary increase was made retroactive to September 27, 2015. Our compensation committee also increased Mr. Prasad's base salary by 5%.

Fiscal 2017 Base Salary. In October 2016, following the completion of our 2016 fiscal year, our compensation committee again reviewed base salaries for our named executive officers. Based in part on the recommendation of Mr. Adair and in part on their consideration of other subjective factors, including their views of competitive levels of compensation for a company of our size, scale, and market capitalization, our compensation committee approved an increase in the base salaries for Messrs. Franklin, Prasad and Liaw for fiscal 2017. The base salaries were made effective in October 2016. Mr. Liaw’s substantial percentage increase in base salary relative to fiscal 2016 reflects, among other factors, the compensation committee’s view of his relative contribution to Copart as well as an attempt to bring his base salary level to an amount more competitive with Chief Financial Officer positions of companies of our size. Similarly, the 11.1% increase in Mr. Prasad’s base salary reflects competitive dynamics in the market for senior information technology executives as well as his strong performance. The compensation committee did not increase the base salary of Mr. Bhatia because it previously approved an increase in his base salary in January 2016 following his appointment as executive vice president and because his base salary increased substantially from fiscal 2015 to fiscal 2016. Again, our executive officers do not necessarily receive annual adjustments in base salary, and our compensation committee determined that Mr. Bhatia’s base salary remains competitive.

The compensation committee did not rely on any formal compensation survey data in making its assessments regarding fiscal 2016 or 2017 base salaries.

The following table presents base salary information for the named executive officers for fiscal years 2015, 2016, and 2017:

Named Executive Officer	Fiscal 2015 Base Salary			Fiscal 2016 Base Salary	% Increase	Fiscal 2017 Base Salary	% Increase
A. Jayson Adair		$1		$1	__	$1	__
Vikrant Bhatia		$250,000	(1)	$350,000	40%	$350,000	__
William E. Franklin		$400,000		$450,000	12.5%	$475,000	5.5%
Jeffrey Liaw	$	__	(2)	$250,000	__	$300,000	20.0%
Rama Prasad		$300,000	(3)	$315,000	5%	$350,000	11.1%
____________________

(1)	Mr. Bhatia commenced employment in fiscal 2015 (December 2014).

(2)	Mr. Liaw commenced employment in fiscal 2016 (January 2016).

(3)	Mr. Prasad commenced employment in fiscal 2015 (August 2014).

Discretionary Cash Bonuses

Our annual discretionary cash bonus program for officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives, and to recognize individual contributions to strategic initiatives.

We did not adopt a formal bonus plan for or during fiscal 2016 and do not expect to adopt any formal program for fiscal 2017.

As a result, for fiscal 2017, our bonus program will consist of discretionary bonuses as determined by our compensation committee.

We believe the use of a discretionary bonus program provides our compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals. The amount of a discretionary bonus, if any, to be awarded to an executive officer is based on our compensation committee’s review of individual and corporate performance and the recommendations of our chief executive officer.

In October 2016, as part of its annual review of executive compensation, our compensation committee met to consider cash bonus awards for our named executive officers. In determining fiscal 2016 cash bonus awards for our named executive officers (other than Mr. Adair), our compensation committee considered individual contributions to corporate financial and business performance during the applicable fiscal year, including our operating results, expense management initiatives and corporate business development projects. Additionally, for the benefit of the committee, Mr. Adair reviewed each individual officer’s performance relative to the categories, with specific discussion of how individual functional areas contributed to the larger corporate strategic objectives.

Mr. Franklin’s and Mr. Prasad’s annual bonuses remained consistent in amount between fiscal 2015 and 2016, reflecting continued strong performance assessments and good corporate performance. Mr. Liaw’s bonus for fiscal 2016 represented his first year of eligibility under our cash incentive bonus program. The amount was determined based on the committee’s consideration of his strong performance as our chief financial officer, particularly as it related to developing our investor relations program as well as effective leadership of our finance organization. Although Mr. Bhatia did not receive a cash bonus for fiscal 2016, he received a substantial equity incentive award and together with Mr. Liaw was one of only two named executive officers to receive an equity incentive during fiscal 2016.

Based on its review of these factors with our chief executive officer the compensation committee approved the following cash bonuses for our named executive officers:

Named Executive Officer	Fiscal 2015 Cash Bonus Amount		Fiscal 2016 Cash Bonus Amount
A. Jayson Adair	$	__	$	__
Jeffrey Liaw	$	__		$272,178
William E. Franklin		$500,000		$500,000
Vikrant Bhatia		$300,000	$	__
Rama Prasad		$372,500		$364,928
Equity-Based Incentives
We grant equity-based incentives to certain employees, including our named executive officers, in order to foster a corporate culture that aligns employee interests with stockholder interests. Our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. Following approval by the stockholders of the option grant to Mr. Adair, our compensation committee deemed him ineligible to be awarded any additional equity compensation for the five year period ending on April 15, 2019.

While we have not adopted any specific stock ownership guidelines for our named executive officers or directors, our named executive officers and directors do own a substantial portion of our common stock. As part of our insider trading policy we prohibit any member of the board of directors, officer, employee, consultant or other person associated with us from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. With respect to executive officers, our practice has been to evaluate whether and to what extent to grant options to executive officers as part of the annual review process immediately after the end of each fiscal year, although we have not always granted annual option awards to our executive officers and the individual officers receiving awards may vary from year to year. In fiscal 2016, only Mr. Liaw and Mr. Bhatia received equity incentive awards, and Mr. Liaw's equity incentive award was granted as part of his initial employment arrangement. Generally, in making its determination concerning additional option grants, our compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the recommendations of our chairman and chief executive officer.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting. Our option grants typically vest over a five year period with 20% of the shares vesting on the one year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards, or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with vesting of awards based on the achievement of performance milestones or financial metrics.

Generally, our compensation committee considers, and, if it determines appropriate, approves option grants for our executive officers following the end of each fiscal year. Our compensation committee determines the size of these grants based on a number of subjective factors, including the individual executive officer’s contribution to our performance in the prior fiscal year, and less subjective factors such as the relative vested versus unvested equity position of the individual executive.

In October 2013, our compensation committee approved the grant of stock options to Mr. Adair of 2,000,000 shares, and on December 16, 2013 our stockholders approved such grant. As a result, Mr. Adair is not eligible for any additional equity compensation during the five year vesting term of the stock option.

Equity Awards for Fiscal 2016 Performance

In January 2016, our compensation committee met and discussed the grant of stock options to our named executive officers (other than Mr. Adair). Our compensation committee determined that Mr. Bhatia would be granted stock options related to his fiscal 2016 performance. Mr. Bhatia was our only named executive officer to receive a grant of stock options in 2016 based on fiscal 2016 performance. Although Mr. Liaw also received a grant of stock options in fiscal 2016, this grant was based on his initial employment arrangement. Our compensation committee determined the size of Mr. Bhatia's grant primarily based on a number of subjective factors, including his contribution to our performance in fiscal 2016 and input from our chief executive officer. As with any annual adjustments to the base salaries and discretionary cash bonuses, our executive officers do not necessarily receive an annual grant of stock options. The grant to Mr. Bhatia also reflected an evaluation of his equity compensation level and the retention of his services to the Company. The grants to Mr. Liaw and Mr. Bhatia were effective on January 4, 2016 and January 6, 2016, respectively, at an exercise price of $37.67 per share and $37.05 per share, respectively, which were the closing prices of our common stock on the NASDAQ on the dates of grant.

All of the foregoing stock options vest as follows: twenty percent (20%) of the shares subject to each option granted will vest twelve months after the vesting commencement date and the remaining shares will vest in equal monthly installments thereafter over the following four year period, subject to the executive officer continuing to be a service provider to us as of each vesting date.

The following table presents the number of option shares under our 2007 Equity Incentive Plan for the named executive officers for fiscal year 2016:

Named Executive Officer	Number of Option Shares
A. Jayson Adair	__
Jeffrey Liaw	50,000	(1)
William E. Franklin	__
Vikrant Bhatia	70,000	(2)
Rama Prasad	__
____________________

(1)	Mr. Liaw was granted an option to purchase 50,000 shares on January 4, 2016.

(2)	Mr. Bhatia was granted an option to purchase 70,000 shares on January 6, 2016.

Benefits and Perquisites

We provide the following benefits to our named executive officers, generally on the same basis provided to our other employees: health, dental, and vision insurance, medical and dependent care flexible spending account, short- and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of each dollar contributed, up to 15% of annual pay, with a maximum contribution of $3,600 for fiscal 2016.

We provide Mr. Adair with a company-owned automobile that may be used for personal purposes and Messrs. Liaw, Franklin, Bhatia, and Prasad with a monthly automobile expense allowance.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to our named executive officers with respect to benefits and perquisites.

Other Considerations

Post-Employment Obligations

Each of our executives is an “at will” employee, and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, our executive vice president, U.S. operations and shared services, Mr. Bhatia, our executive vice president, strategic initiatives, Mr. Prasad, our senior vice president and chief technology officer, and Mr. Liaw, our senior vice president and chief financial officer, whose agreements provide, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the applicable agreement). Our compensation committee believes the terms of these agreements are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of these agreements, please see “Employment Contracts and Severance Arrangements with Named Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility of non-performance based compensation paid to our chief executive officer and to each of our three most highly compensated officers (other than our chief executive officer and chief financial officer) to $1 million per person per year, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our stockholders. At our 2013 annual meeting, we asked our stockholders to approve certain changes to the material terms of the 2007 Equity Incentive Plan to allow us the ability to grant awards that qualify as a “performance-based” compensation under Section 162(m) and preserve our ability to take a tax deduction for compensation recognized in connection with awards granted under these plans in excess of $1 million per year. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance. In addition, at our 2013 annual meeting, we asked our stockholders to approve the stock option grants to Mr. Adair and Mr. Mitz, which are designed to qualify as “performance-based” compensation under Section 162(m). As both proposals were approved by our stockholders, we will be able to take a tax deduction in excess of $1 million per year for any compensation recognized by Mr. Adair or Mr. Mitz in connection with these stock option grants.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director, or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2016.

COMPENSATION COMMITTEE Daniel J. Englander (chairman) Steven D. Cohan Thomas N. Tryforos
The preceding compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Fiscal Year 2016 Summary Compensation Table
The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer serving as executive officers as of July 31, 2016, the end of our 2016 fiscal year. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Option Awards($)(2)	All Other Compensation($)(3)		Total($)
A. Jayson Adair	2016	1	—	—	18,000	(4)	18,001
Chief Executive Officer	2015	1	—	—	18,000		18,001
	2014	1	—	22,860,000	18,000		22,878,001

William E. Franklin	2016	440,385	500,000	—	12,600	(5)	952,985
Executive Vice President, U.S.	2015	369,231	500,000	2,475,920	12,600		3,357,751
Operations and Shared Services	2014	363,423	200,000	2,047,000	12,500		2,622,923

Vikrant Bhatia*	2016	303,846	300,000	838,096	9,715	(6)	1,451,657
Executive Vice President,
Strategic Initiatives

Rama Prasad*	2016	312,115	364,928	—	15,508	(7)	692,551
Senior Vice President, Chief	2015	266,538	372,500	2,085,648	68,864		2,793,370
Technology Officer

Jeffrey Liaw*	2016	134,615	272,178	612,765	105,250	(8)	1,124,808
Senior Vice President, Chief
Financial Officer
____________________

*	Mr. Bhatia was not a named executive officer before fiscal 2016. Mr. Prasad commenced employment with us in fiscal 2015, and Mr. Liaw commenced employment with us in fiscal 2016.

(1)
The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

(2)
Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2016, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2016. For the number of outstanding equity awards held by the named executive officers as of July 31, 2016, see the “Outstanding Equity Awards” table in this proxy statement. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.

(3)
We pay 401(k) matching contributions, life and health insurance and short-term disability premiums on behalf of all of our employees, including our named executive officers. The amounts shown in this column equal the actual cost to us of the particular benefit or perquisite provided. Amounts in this column include the cost to us of a named executive officer’s (i) personal use of a company-owned automobile, (ii) an automobile expense allowance, and/or (iii) 401(k) matching contributions.

(4)	Includes $18,000 related to personal use of a company-owned automobile.

(5)	Includes $3,600 for 401(k) matching contributions paid by us on behalf of Mr. Franklin and $9,000 related to an automobile allowance.

(6)	Includes $715 for 401(k) matching contributions paid by us on behalf of Mr. Bhatia and $9,000 related to an automobile allowance.

(7)	Includes $6,508 for 401(k) matching contributions paid by us on behalf of Mr. Prasad and $9,000 related to an automobile allowance.

(8)	Includes $100,000 sign on bonus and $5,250 related to an automobile allowance.

For a description of the components of our executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement. For a description of our cash bonus program, please see the section entitled “Discretionary Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our executive vice president, U.S. operations and shared services, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code, Vikrant Bhatia, our executive vice president, strategic initiatives, in fiscal 2015, Rama Prasad, our senior vice president and chief technology officer, in fiscal 2015, and Jeffrey Liaw, our senior vice president and chief financial officer, in fiscal 2016. For a description of the material terms of the employment agreements with each of Mr. Franklin, Mr. Bhatia, Mr. Prasad and Mr. Liaw, please see the section entitled “Employment Contracts and Severance Arrangements with Named Executive Officers” contained in this proxy statement.

Grants of Plan-Based Awards in Fiscal Year 2016

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2016.

Named Executive Officer	Grant Date	All Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
A. Jayson Adair	—	—	—	—
William E. Franklin	—	—	—	—
Vikrant Bhatia	1/6/2016	70,000	37.05	838,096
Rama Prasad	—	—	—	—
Jeffrey Liaw	1/4/2016	50,000	37.67	612,765
____________________

(1)	All option grants vest 20% on the one year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

(2)
    Amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2016, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2016.

Outstanding Equity Awards at 2016 Fiscal Year End
The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2016. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
A. Jayson Adair	400,000	—	9/28/2007	17.195	9/28/2017
	200,000	—	9/26/2008	19.775	9/26/2018
	4,000,000	—	4/14/2009	15.105	4/14/2019
	900,000	1,100,000	12/16/2013	35.62	12/16/2023
William E. Franklin	100,000	—	9/28/2007	17.195	9/28/2017
	100,000	—	9/25/2009	16.43	9/25/2019
	40,000	—	10/4/2010	16.38	10/4/2020
	80,000	—	10/15/2010	17.11	10/15/2020
	120,000	—	3/4/2011	20.56	3/4/2021
	37,500	37,500	1/14/2014	36.11	1/14/2024
	46,667	53,333	3/4/2014	36.63	3/4/2024
	26,667	73,333	3/9/2015	37.22	3/9/2025
	20,000	80,000	7/10/2015	35.45	7/10/2025
Vikrant Bhatia	13,333	36,666	3/9/2015	37.22	3/9/2025
	16,000	64,000	7/10/2015	35.45	7/10/2025
	—	70,000	1/6/2016	37.05	1/6/2026
Rama Prasad	22,000	38,000	9/24/2014	31.49	9/24/2024
	10,667	29,333	3/9/2015	37.22	3/9/2025
	16,000	64,000	7/10/2015	35.45	7/10/2025
Jeffrey Liaw	—	50,000	1/4/2016	37.67	1/4/2026
___________________

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

Option Exercises in Fiscal Year 2016

There were no stock option exercises by any of the named executive officers during the fiscal year ended July 31, 2016.

Pension Benefits

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2016.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Named Executive Officers

We are a party to written employment agreements with each of our named executive officers, except for A. Jayson Adair, our chief executive officer. The executive employment agreements for William E. Franklin, our executive vice president, U.S. operations and shared services, Vikrant Bhatia, our executive vice president, strategic initiatives, Rama Prasad, our senior vice president and chief technology officer, and Jeffrey Liaw, our senior vice president and chief financial officer, set forth the base salary, bonus opportunity, benefits and the responsibilities of the position, as applicable, in effect at the time of execution of the agreement. In addition, the executive employment agreements require us to provide compensation to the executive in the event of termination of employment under certain circumstances.

Mr. Franklin’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of twelve months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

Mr. Bhatia’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of six months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

Mr. Prasad’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of six months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

Mr. Liaw’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of six months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In the executive employment agreements, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of our funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In the executive employment agreements, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred without his consent (and following any applicable cure period): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

None of the executive employment agreements provide for severance payments or acceleration of vesting of equity awards in the event of a change in control. Additionally, neither our 2001 Stock Option Plan nor our 2007 Equity Incentive Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

In the event of a change in control (as defined in the plans), if the awards to be granted are not assumed by the successor corporation, our compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Potential Payments upon Termination or Change in Control

None of our named executive officers has an employment or other severance agreement that provides for payment of any amount in connection with termination of employment upon a change in control of the company, other than those payments otherwise due to Messrs. Franklin, Bhatia, Prasad, and Liaw upon an involuntary termination or resignation for “good reason” (as defined above), as applicable. Please see the section above entitled “Employment Contracts and Severance Agreements with Named Executive Officers” above for detailed descriptions of the agreements with named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause” (as defined above).

Assuming the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2016, no named executive officer would be entitled to receive severance payments and benefits, except Mr. Franklin, who would be eligible to receive payments totaling $450,000, the equivalent of twelve months of his fiscal 2016 base salary, less applicable tax withholding; Mr. Bhatia, who would be eligible to receive payments totaling $175,000, the equivalent of six months of his fiscal 2016 base salary, less applicable tax withholding; Mr. Prasad, who would be eligible to receive payments totaling $157,500, the equivalent of six months of his fiscal 2016 base salary, less applicable tax withholding; and Mr. Liaw, who would be eligible to receive payments totaling $125,000, the equivalent of six months of his fiscal 2016 base salary, less applicable tax withholding.

Equity Compensation Plan Information

The following table provides information as of July 31, 2016 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2007 Equity Incentive Plan, our 2001 Stock Option Plan, our 2014 Employee Stock Purchase Plan, the Copart, Inc. stand-alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and Willis J. Johnson (the Johnson Option Agreement), the Copart, Inc. stand-alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and A. Jayson Adair (the 2009 Adair Option Agreement), the Copart, Inc. stand-alone stock option award agreement dated December 16, 2013 (as amended on June 2, 2015) between Copart, Inc. and A. Jayson Adair (the 2013 Adair Option Agreement), and the Copart, Inc. stand-alone stock option agreement dated December 16, 2013 (as amended on June 2, 2015) between Copart, Inc. and Vincent W. Mitz (the Mitz Option Agreement). Our 2001 Stock Option Plan was terminated in 2007, but options granted prior to the termination of our 2001 Stock Option Plan remain outstanding and are subject to the terms of our 2001 Stock Option Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	19,451,353	(2)	$24.31	(3)	2,349,878	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	19,451,353		$24.31		2,349,878
____________________

(1)
    We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2014 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 2014 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)
    Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, the 2009 Adair Option Agreement, the 2013 Adair Option Agreement, and the Mitz Option Agreement.

(3)
    Reflects weighted average exercise price of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, the 2009 Adair Option Agreement, the 2013 Adair Option Agreement, and the Mitz Option Agreement.

(4)
    Includes securities available for future issuance under the 2014 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan. No securities are available for future issuance under the 2001 Stock Option Plan.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and related persons. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

In October 2012, our audit committee adopted a revised written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Person Transactions

During fiscal 2016 and to October 18, 2016 of fiscal 2017, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive position. In fiscal 2016, we paid Mr. Adair a total of $276,412, consisting of $201,412 in base salary and $75,000 as a cash bonus, which cash bonus was earned in fiscal 2016 and paid in fiscal 2017. In addition, Mr. Adair is given a monthly automobile expense allowance.

We employ Diane Yassa, daughter of James E. Meeks, a member of our board of directors, in a non-executive position. In fiscal 2016, we paid Ms. Yassa a total of $227,954, consisting of $185,954 in base salary and $42,000 as a cash bonus, which cash bonus was earned in fiscal 2016 and paid in fiscal 2017.

Real Property Leases; Real Property and Equipment Acquisitions

In connection with our acquisition in May 2013 of Salvage Parent, Inc., which conducted business primarily as Quad City Salvage Auction (QCSA), Crashed Toys, and Desert View Auto Auction, we assumed certain leases for real property and equipment for which John Lindle, our former senior vice president of strategic growth, had, or continues to have, an ownership interest.

The following table reflects, with respect to the sole remaining real property lease assumed by us, (i) the approximate total dollar value of lease payments made by us, and (ii) the approximate dollar value of Mr. Lindle’s interest in such payments, in each case during fiscal 2016.

Property	Total Lease Payments	Ownership Interest	Amount of Related Person Interest
QCSA Elgin, Illinois	$126,000	50%	$63,000

Mr. Lindle held a 50% ownership interest in the limited liability company that leases QCSA Elgin, Illinois and acts as our sublandlord. In October 2015, we purchased the other 50% ownership interest in the limited liability company (i.e., not Mr. Lindle’s ownership interest) for approximately $1.75 million and granted the seller a right of first offer and a limited right of first refusal on the property. We purchased Mr. Lindle’s 50% ownership interest in the limited liability company in January 2016 for $2.15 million. The limited liability company has a purchase option on the subject property.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Copart’s directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Copart shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Copart. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that  all Section 16(a) filing requirements were met during fiscal 2016, except that (i) over the period between 2012 to 2016, A. Jayson Adair did not timely report on Forms 5 gifts of an aggregate of 20,640 shares that Mr. Adair made to various family members and other entities, and (ii) William E. Franklin did not timely report on Form 5 gifts of an aggregate of 5,705 shares to charities in December 2012.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of October 14, 2016 by (i) all persons known by us to be beneficial owners of 5% or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation - Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within sixty days of October 25, 2016. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding(2)
5% or more beneficial owners, executive officers and directors:
The Vanguard Group (3)	7,459,624	6.5%
BlackRock, Inc. (4)	7,271,589	6.4%
Lazard Asset Management LLC (5)	6,935,526	6.1%
Willis J. Johnson (6)	10,663,513	9.3%
A. Jayson Adair (7)	5,623,944	4.9%
Matt Blunt (8)	50,000	*
Vikrant Bhatia (9)	45,667	*
Steven D. Cohan (10)	180,012	*
Daniel J. Englander (11)	536,170	*
William E. Franklin (12)	510,141	*
Jeffrey Liaw (13)	0	*
James E. Meeks (14)	169,703	*
Vincent W. Mitz (15)	1,138,520	1%
Rama Prasad (16)	69,342	*
Thomas N. Tryforos (17)	412,262	*
All directors and executive officers as a group (12 persons) (18)	20,146,383	17%
____________________

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth in these footnotes, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

(2)	Based on 114,387,304 shares outstanding as of October 18, 2016.

(3)
Includes 85,340 shares as to which The Vanguard Group (“Vanguard”) and its affiliates have sole voting power, 7,381,640 shares as to which Vanguard and its affiliates have sole dispositive power, and 77,984 shares as to which Vanguard and its affiliates have shared dispositive power. Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 10, 2016. The address of Vanguard and its affiliates is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
Includes 6,869,225 shares as to which BlackRock, Inc. (“BlackRock”) and its affiliates have sole voting power, and 7,271,589 shares as to which BlackRock and its affiliates have sole dispositive power. Beneficial ownership information is based on a Schedule 13G filed with the SEC on January 26, 2016. The address of BlackRock and its affiliates is 55 East 52nd Street, New York, NY 10055.

(5)
Information obtained from a report on Form 13F-HR filed by Lazard Asset Management LLC with the SEC on August 15, 2016. Based on that filing, Lazard Asset Management Ltd., an institutional investment manager affiliated with Lazard Asset Management LLC maintains the sole power to vote 38,802 shares and has no power to vote 74,901 shares, and Lazard Asset

Management LLC maintains the sole power to vote 3,977,110 shares and has no power to vote 2,844,713 shares. The principal address for Lazard Asset Management LLC is 30 Rockefeller Plaza 55th Floor, New York, NY 10112.

(6)
Includes 7,395,645 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust DTD 1/16/1997, for which Mr. Johnson and his wife are trustees and 1,328,978 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners and 1,878,890 shares held directly by Willis J. Johnson. Also includes options to acquire 60,000 shares of common stock held by Mr. Johnson that are exercisable within sixty days after October 25, 2016.

(7)
Includes 3,985,083 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, 22,194 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family and 550,000 shares held by JTGJ Investments, LP, a Texas limited partnership. Mr. Adair disclaims beneficial ownership of the shares held by JTGJ Investments, LP, except to the extent of his pecuniary interest. Also includes options to acquire 1,066,667 shares of common stock held by Mr. Adair that are exercisable within sixty days after October 25, 2016.

(8)	Includes options to acquire 50,000 shares of common stock held by Mr. Blunt that are exercisable within sixty days after October 25, 2016.

(9)	Includes 5,000 shares held directly and options to acquire 40,167 shares of common stock held by Mr. Bhatia that are exercisable within sixty days after October 25, 2016.

(10)
Includes 12 shares held by the Cohan Revocable Trust U/A DTD 01/17/1996 and options to acquire 180,000 shares of common stock held by Mr. Cohan that are exercisable within sixty days after October 25, 2016.

(11)
Includes 199,900 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, 2,450 shares held by trusts for the benefit of members of Mr. Englander’s immediately family and 33,820 shares held directly by Mr. Englander. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 300,000 shares of common stock held by Mr. Englander that are exercisable within sixty days after October 25, 2016.

(12)	Includes 8,058 shares held directly and options to acquire 502,083 shares of common stock held by Mr. Franklin that are exercisable within sixty days after October 25, 2016.

(13)	No options held by Mr. Liaw are exercisable within sixty days after October 25, 2016.

(14)	Includes options to acquire 169,703 shares of common stock held by Mr. Meeks that are exercisable within sixty days after October 25, 2016.

(15)
Includes 123,830 shares held directly and 114,690 shares held by the VWM Investment Trust and options to acquire 900,000 shares of common stock held by Mr. Mitz that are exercisable within sixty days after October 25, 2016.

(16)	Includes 5,675 shares held directly and options to acquire 63,667 shares of common stock held by Mr. Prasad that are exercisable within sixty days after October 25, 2016.

(17)
Includes 272,262 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest. Also includes options to acquire 140,000 shares of common stock held by Mr. Tryforos that are exercisable within sixty days after October 25, 2016.

(18)
Includes 16,002,154 shares and options to acquire 4,144,229 shares of common stock held by all executive officers and directors as a group that are exercisable within sixty days after October 25, 2016.

OTHER MATTERS

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

Adjournment of the 2016 Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary.

Annual Report

A copy of our Annual Report for the fiscal year ended July 31, 2016 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Gregory R. DePasquale, Secretary
Dated: November 14, 2016

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2016 ANNUAL MEETING:
The Proxy Statement and 2016 Annual Report are available free of charge at
https://materials.proxyvote.com/217204.

Site of the Copart, Inc. 2016 Annual Stockholder Meeting

Directions to:	Copart, Inc. Dallas Corporate Office
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

Annex A

COPART, INC.
2007 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED

1.Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.    Definitions. As used herein, the following definitions will apply:
(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.
(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B)

a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(g)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(h)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(i)    “Common Stock” means the common stock of the Company.
(j)    “Company” means Copart, Inc., a Delaware corporation, or any successor thereto.
(k)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
(l)    “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
(m)    “Director” means a member of the Board.
(n)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)    “Earnings Per Share” means as to any performance period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of Shares outstanding and dilutive common equivalent Shares deemed outstanding, determined in accordance with generally accepted accounting principles.
(p)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(s)    “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.
(t)    “Fiscal Year” means the fiscal year of the Company.

(u)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(v)    “Non-Employee Director” means a Director who is not an Employee.
(w)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(x)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)    “Operating Cash Flow” means as to any performance period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.
(z)    “Operating Income” means as to any performance period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.
(aa)    “Option” means a stock option granted pursuant to Section 6 of the Plan.
(bb)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(cc)    “Participant” means the holder of an outstanding Award.
(dd)    “Performance Goals” will have the meaning set forth in Section 11 of the Plan.
(ee)    “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(ff)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(gg)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(hh)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ii)    “Plan” means this 2007 Equity Incentive Plan, as amended and restated.
(jj)    “Profit After-Tax” means as to any performance period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.
(kk)    “Profit Before-Tax” means as to any performance period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.
(ll)    “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(mm)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn)    “Return on Assets” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.
(oo)    “Return on Equity” means as to any performance period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.
(pp)    “Return on Sales” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.
(qq)    “Revenue” means as to any performance period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.
(rr)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ss)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(tt)    “Service Provider” means an Employee, Director, or Consultant.
(uu)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(vv)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
(xx)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(yy)    “Total Stockholder Return” means as to any performance period, the total return (change in share price plus reinvestment of any dividends) of a Share.
3.    Stock Subject to the Plan.
(a)    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is ~~12,000,000~~16,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.
(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).
(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(iv)    to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;
(v)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vi)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(vii)    to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;
(viii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(ix)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(x)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.    Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.    Stock Options.
(a)    Limitations.
(i)    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.
(b)    Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)     Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)    Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.    Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.
(c)    Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine, subject to the terms and conditions of the Plan. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
(c)    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. ~~The~~Subject to the terms and conditions of the Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
(i)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.
9.    Restricted Stock Units.
(a)    Grant. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.
(b)    Vesting Criteria and Other Terms. ~~The~~Subject to the terms and conditions of the Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.
(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
(f)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.
10.    Performance Units and Performance Shares.
(a)    Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)    Performance Objectives and Other Terms. ~~The~~Subject to the terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment~~),~~ or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares.
(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals during the Performance Period. The Performance Goals will be set by the Administrator, in writing, on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). Notwithstanding anything herein, the Administrator may grant Awards under this Plan that are based on Performance Goals or other specific criteria or goals that are not intended to and do not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code.
11.    Performance-Based Compensation Under Section 162(m) of the Code
(a)    General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.
(b)    Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of the following performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”): (a) Earnings per Share, (b) Operating Cash Flow, (c) Operating Income, (d) Profit After-Tax, (e) Profit Before-Tax, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Stockholder Return. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.
(c)    Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.
(d)    Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.
(e)    Determination of Amounts Earned. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Administrator will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change in Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.
12.    Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10, and 23.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
15.    Tax Withholding.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a ~~Fair Market Value~~fair market value (as determined by the Company) equal to the minimum amount required to be withheld or other greater amount up to the maximum statutory rate under Applicable Laws, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Company (including in connection with the effectiveness of FASB Accounting Standards Update 2016‑09 amending FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation), (iii) delivering to the Company already-owned Shares having a ~~Fair Market Value~~fair market value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The ~~Fair Market Value~~fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
16.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.    Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date of the 2016 annual meeting of the Company’s stockholders unless terminated earlier under Section 19 of the Plan.
19.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
22.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws
23.    Non-Employee Director Limitations. No Non-Employee Director may be granted in any Fiscal Year, Awards covering more than 200,000 Shares, increased to 250,000 Shares in the Fiscal Year of his or her initial service as a Non-Employee Director. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not a Non‑Employee Director, shall not count for purposes of this limitation.
24.    Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

Annex B

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
COPART, INC.
Copart, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1.The name of the Corporation is Copart, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 6, 2012.

2.The following amendment to the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

3.Article IX of the Certificate of Incorporation shall be amended and restated in its entirety to read as follows:
“ARTICLE IX
Reserved.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this __th day of December, 2016, and the foregoing facts stated herein are true and correct.

COPART, INC.
A Delaware corporation

By:

B-1

Annex C

COPART, INC.
BYLAWS

(as amended [________])

Article I ‑ STOCKHOLDERS
Section 1.    Annual Meeting.
(1)    An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix.
(2)    Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.
(3)    For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (c) of the foregoing paragraph, (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (b) any such business must be a proper matter for stockholder action under Delaware law and (c) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 1(3), if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice.
(4)    Such Record Stockholder’s notice shall set forth:
a.    if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (1) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, ~~and~~(2) such person’s written consent to serve as a director if elected~~;~~, and (3) a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s governance principles;

b.    as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
c.    as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):
(i)    the name and address of each such party;
(ii)    (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 1(4), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting);
(iii)    any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and
(iv)    a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Solicitation Statement”).
(5)    A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with Section 1(2)(c) or (ii) the person is nominated by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(6)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(7)    Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 2.    Special Meetings.
(1)    Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, the Chairman of the Board, and the chief executive officer. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Special meetings of the stockholders shall also be called by the Secretary of the Corporation following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the Record Stockholder or Record Stockholders of at least ten percent (10%) of the total voting power of all issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the Board of Directors (the “Requisite Percentage”), provided, that such stockholder demand or demands shall have been submitted in accordance with and in the form required by Article X of the Certificate of Incorporation and these Bylaws. Special meetings of the stockholders of the Corporation (including those called by the Secretary following receipt of a written demand or demands from Record Stockholders holding the Requisite Percentage) shall be held on such date, at such time, and at such place, if any, as shall be designated by the Board of Directors and stated in the Corporation’s notice of meeting. In the case of a special meeting called by the Secretary following receipt of a written demand or demands from Record Stockholders holding the Requisite Percentage, the date of such special meeting, as fixed by the Board of Directors in accordance with Article X of the Certificate of Incorporation and these Bylaws, shall not be fewer than thirty (30) days nor more than ninety (90) days (the “Outside Date”) after the date a demand or demands by Record Stockholders holding the Requisite Percentage have been received by the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Article X of the Certificate of Incorporation and these Bylaws. To be in proper form, a demand or demands from Record Stockholders holding the Requisite Percentage shall include the information, documents and instruments specified in Section 2(3) of these Bylaws. The Board of Directors may postpone or reschedule any previously scheduled special meeting; provided, however, that the Board of Directors may not reschedule a special meeting called in response to a written demand or demands to call such meeting received by the Secretary from Record Stockholders holding the Requisite Percentage nor may the Board of Directors postpone such meeting beyond the Outside Date.
(2)    A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of voting stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any Record Stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a Record Stockholder who is not a Solicited Stockholder, as set forth in Section 2(3) of this Article I. The Board of Directors may, within 10 days of the Secretary’s receipt of a request to fix a record date, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be conducted at a special meeting.
(3)    Each written request for a special meeting shall include the following: (i) the signature of the Record Stockholder signing such request and the date such request was signed; (ii) the purpose or purposes for which the special meeting is to be called and, as to each purpose, a reasonably brief description of such purpose, a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for calling a special meeting of stockholders for such purpose; and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the Record Stockholder signing such request and the beneficial owner (if any) on whose behalf such request is made (each, a “party”): (1) any material interest of such party in one or more of the items of business proposed to be transacted at the special meeting; (2) a description of all agreements, arrangements and understandings between any such parties and any other person or persons (including their names) in connection with the proposal or business to be considered at the special meeting; (3) the information set forth in Section 1(4)(c)(i)-(iii) of this Article I and, if a purpose for which the special meeting is to be called is the election of one or more directors to the Board of Directors, the name of each person such party proposes to nominate at the special meeting for election to the Board of Directors (each, a “nominee”), and as to each such nominee, all information that would be required to be set forth in a stockholder’s notice for nominations of directors at annual meetings of stockholders as set forth in Section 1(4)(a) of this Article I; and (4) a representation that the Record Stockholder signing the request will be a record holder on the date of the Special Meeting and a representation whether or not any such party or any group of which such party is or will be a member will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such representations, a “Special Meeting Solicitation Statement”). For purposes of this bylaw, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A
(4)    A Record Stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that if any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the holders of the Requisite Percentage of voting stock, and as a result of such revocation(s), there no longer are unrevoked requests from the Requisite Percentage of voting stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. A business proposal shall not be presented for stockholder action at any special meeting if (i) any Record Stockholder or beneficial owner who has provided a Special Meeting Solicitation Statement with respect to such proposal does not act in accordance with the representations set forth therein or (ii) the business proposal appeared in a written request submitted by a Record Stockholder or beneficial owner who did not provide the information required by Section 1(4)(c)(ii) in accordance with such Section.
(5)    The Secretary shall not accept, and shall consider ineffective, a written request from a Record Stockholder to call a special meeting that does not comply with the preceding provisions of this bylaw, that relates to an item of business that is not a proper subject for stockholder action under applicable law, if such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the Secretary relating to an identical or substantially similar item (such item, a “Similar Item”) and ending on the one-year anniversary of such earliest date, if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such written request, or if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request to call a special meeting.
(6)    The Board of Directors shall determine in good faith whether the requirements set forth in Section 2(5)(i) through (v) of this Article I have been satisfied. Either the Secretary or the Board of Directors shall determine in good faith whether all other requirements set forth in this bylaw have been satisfied. Any determination made pursuant to this paragraph shall be binding on the Corporation and its stockholders.
(7)    The Board of Directors may submit its own proposal or proposals for consideration at any special meeting. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the Delaware General Corporation Law. Business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.
(8)    Only such business shall be conducted at a special meeting of stockholders as shall be a proper matter for stockholder action under Delaware law and shall have been brought before the meeting by or at the direction of the Board of Directors (including in accordance with a notice sent pursuant to the fourth sentence of Section 2(1) of this Article I). The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any Record Stockholder at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in Section 1(4)(a) and 1(4)(c) of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Records Stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a Record Stockholder in accordance with the notice procedures set forth in this Article I.

(9)    Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 3.    Notice of Meetings.
Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 4.    Quorum.
At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.
If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.
Section 5.    Organization.
Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 6.    Conduct of Business.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 7.    Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Except as otherwise provided by applicable law or the rules and regulations of any stock exchange or quotation system on which the Company’s equity securities may then be listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
The Nominating and Governance Committee has established procedures under which any director nominated for reelection shall tender his or her contingent resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
~~All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.~~
~~The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for cumulative voting.~~

Section 8.    Stock List.
The officer who has charge of the stock ledger of the Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.
A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.
Section 9.    Stockholder Action by Written Consent without a Meeting.
Any action which may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of record on the record date (established in the manner set forth in Section 3 of Article V) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors, and (b) delivered to the Corporation in accordance with Section 228 of the Delaware General Corporation Law.
ARTICLE II     BOARD OF DIRECTORS
Section 1.    Number and Term of Office.
Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be not less than five (5) nor more than nine (9) directors. The exact number of directors within the limits specified shall be set, and may be changed from time to time, by a resolution duly adopted by the Board of Directors. The limits may be changed, or a single number fixed without provision for variation, by an amendment to these Bylaws duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote or by the Board of Directors. Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.
Whenever the authorized number of directors is increased within the limits specified between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.
Section 2.        Vacancies.
If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.
Section 3.    Regular Meetings.
Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 4.    Special Meetings.
Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by the Board of Directors and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 5.    Quorum.
A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
Section 6.    Participation in Meetings By Conference Telephone.
Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 7.    Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and, except as otherwise expressly required by law, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 8.    Compensation of Directors.
Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.
ARTICLE III     COMMITTEES
Section 1.    Committees of the Board of Directors.
The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 2.    Conduct of Business.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE IV     OFFICERS
Section 1.    Generally.
The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.
Section 2.    Chairman of the Board.
The Chairman of the Board shall be appointed by the Board of Directors, and when present shall preside at all meetings of the stockholders and Board of Directors. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the office or which are delegated to him or her by the Board of Directors

Section 3.    President.
The President shall be the chief operating officer of the Corporation. He or she shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the Chairman of the Board, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other officers (other than the Chairman of the Board or any Vice Chairman), employees and agents of the Corporation.
Section 4.    Vice President.
Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 5.    Treasurer.
The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.
Section 6.    Secretary.
The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.
Section 7.    Delegation of Authority.
The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 8.    Removal.
Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 9.    Action with Respect to Securities of Other Corporations.
Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V     STOCK
Section 1.    Certificates of Stock.
Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.
Section 2.    Transfers of Stock.
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.
Section 3.    Record Date.
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 4.    Lost, Stolen or Destroyed Certificates.
In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.    Regulations.
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI     NOTICES
Section 1.    Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
Section 2.    Waivers.
A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.
ARTICLE VII     MISCELLANEOUS
Section 1.    Facsimile Signatures.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 2.    Corporate Seal.
The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3.    Reliance upon Books, Reports and Records.
Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4.    Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 5.    Time Periods.
In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE VIII     INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.    Right to Indemnification.
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 2.    Right to Advancement of Expenses.
In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 3.    Right of Indemnitee to Bring Suit.
If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 4.    Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.
Section 5.    Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 6.    Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Section 7.    Nature of Rights.
The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE IX     AMENDMENTS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 16, 2016.

Vote by Internet

- Go to **www.investorvote.com/CPRT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Willis J. Johnson	☐	☐	02 - A. Jayson Adair	☐	☐	03 - Matt Blunt	☐	☐
04 - Steven D. Cohan	☐	☐	05 - Daniel J. Englander	☐	☐	06 - James E. Meeks	☐	☐
07 - Vincent W. Mitz	☐	☐	08 - Thomas N. Tryforos	☐	☐			

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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